UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 15, 2007

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303
(Address of principal executive offices, including zip code)
(262) 369-8163
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 15, 2007, the Board of Directors of The Middleton Doll Company (the “Company”) appointed Douglas M. Schosser and Jeffrey B. Rusinow as directors of the Company. Each appointment is effective February 15, 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 15, 2007, the Board of Directors of the Company approved a resolution restating in its entirety Section 3.1 of Article III of the Company’s By-laws effective February 15, 2007. The restated Section 3.1 of Article III of the Company’s By-laws increases the number of directors of the Company from four to six. The text of the restated Section 3.1 of Article III of the Company’s By-laws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

3.1	Text of Restated Section 3.1 of Article III of By-laws.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance
and Treasurer

Dated: February 15, 2007

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated February 15, 2007

Exhibit
Number

3.1	Text of Restated Section 3.1 of Article III of By-laws.

Exhibit Index